As filed with the Securities and Exchange Commission on July 13, 2001
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                                  11-3223672
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
  incorporation or organization)

                                2 HaNagar Street
                                Kfar Saba, Israel
                    (Address of Principal Executive Offices)

                                   ----------

                   NON-EXECUTIVE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

           MARC D. TOKAYER                           DAVID S. ROSENTHAL
President and Chief Executive Officer       Swidler Berlin Shereff Friedman, LLP
       TTR Technologies, Inc.                       405 Lexington Avenue
          2 HaNagar Street                        New York, New York 10174
          Kfar Saba, Israel                            (212) 973-0111
           972-9-766-2393

(Name, address and telephone number, including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
                                                Proposed          Proposed
                               Amount            maximum           maximum            Amount of
 Title of Securities            to be         offering price  aggregate offering    registration
   to be registered        registered(1)(2)    per share(3)        price(3)            fee(3)
------------------------------------------------------------------------------------------------
Common Stock, par value        50,000             $6.01            $300,500            $75.13
   $.001 per share
================================================================================================

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The securities registered hereby represent an addition to the 25,000 shares of common stock issuable under the Registrant's Non-Executive Directors' Stock Option Plan, which were registered previously on a registration statement on Form S-8 (File No. 333-38022, filed on May 30, 2000).

(3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculation of the registration fee. The fee was based on the average of the high and low prices for shares of common stock, par value $.001 per share, of the Registrant on the Nasdaq National Market on July 11, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

      This Registration Statement on Form S-8 is being filed to register 50,000 shares of the Registrant's common stock, $.001 par value per share ("Common Stock"), issuable pursuant to the Registrant's Non-Executive Directors' Stock Option Plan (as amended to date, the "Plan"). Twenty-five thousand shares of Common Stock issuable under the Plan were previously registered on Registration Statement on Form S-8 (File No. 333-38022) filed by the Registrant with the Securities and Exchange Commission on May 30, 2000, the contents of which are incorporated herein by reference.

Item 8. Exhibits

      The following exhibits are filed as part of this Registration Statement:

      4.1   Non-Executive Directors' Stock Option Plan.

      5.1   Opinion of Swidler Berlin Shereff Friedman, LLP.

      23.1  Consent of Brightman Almagor & Co.

      23.2 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).

      24.1 Power of Attorney (included in signature page to this registration statement).


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kfar Saba, State of Israel on this 13th day of July, 2001.

                             TTR TECHNOLOGIES, INC.


                             By: /s/ Marc. D. Tokayer
                                 -----------------------------------------------
                                 Marc D. Tokayer
                                 President, Chief Executive Officer and Director

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Marc D. Tokayer and Emanuel Kronitz, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

      Signature                       Title                              Date
      ---------                       -----                              ----

/s/ Marc D. Tokayer      Chief Executive Officer and Chairman of   July 13, 2001
----------------------   the Board (Principal Executive and
Marc D. Tokayer          Financial Officer)


/s/ Baruch Sollish       Director                                  July 13, 2001
----------------------
Baruch Sollish


/s/ Christoper Illick    Director                                  July 13, 2001
----------------------
Christopher Illick


/s/ Michael Fine         Director                                  July 13, 2001
----------------------
Michael Fine


/s/ Michael Braunold     Director                                  July 13, 2001
----------------------
Michael Braunold


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

                                  EXHIBIT INDEX

Exhibit

4.1   Non-Executive Directors' Stock Option Plan.

5.1   Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1  Consent of Brightman Almagor & Co.

23.2  Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included in signature page to this registration statement).


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